Exhibit 99.1
Talen Energy Announces Pricing of Senior Notes

HOUSTON, April 17, 2026 – Talen Energy Corporation (“TEC,” “we,” or “our”) (NASDAQ: TLN), announced today that Talen Energy Supply, LLC (“TES” or the “Company”), a direct wholly owned subsidiary of TEC, has priced issuances of $1,500,000,000 in aggregate principal amount of 6.125% senior notes due 2031 (the “2031 Notes”) and $2,500,000,000 in aggregate principal amount of 6.375% senior notes due 2033 (the “2033 Notes” and together with the 2031 Notes, the “Notes”) in private placement transactions not involving a public offering. The issuance and sale of the Notes is expected to close on April 29, 2026, subject to customary closing conditions.
The Company intends to use the net proceeds from the issuance and sale of the Notes to fund (i) the previously announced acquisition (the “Acquisition”) by which the Company will indirectly acquire 2,451 megawatts of capacity consisting of the Lawrenceburg Power Plant (1,120 megawatts), the Waterford Energy Center (875 megawatts) and the Darby Generation Station (456 megawatts), and (ii) the redemption in full of the Company’s outstanding 8.625% Senior Secured Notes due 2030. The Acquisition is being made pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) dated January 15, 2026, among TEC, Buckeye CG Holdings, LLC, an indirect wholly owned subsidiary of TEC, certain other indirect wholly owned subsidiaries of TEC, Cornerstone Generation Holdings, LP, ECP Generation Holdings GP, and other affiliates of Cornerstone Generation Holdings, LP.
In the event the Acquisition is not consummated on or prior to January 15, 2027 (which date is subject to extension to July 15, 2027 pursuant to the terms of the Merger Agreement) (the “Outside Date”), the Notes will be subject to a special mandatory redemption. In the event that the Acquisition has not been consummated by the Outside Date, $1,050,000,000 in aggregate principal amount of the 2031 Notes and $1,750,000,000 in aggregate principal amount of the 2033 Notes will be redeemed, in each case, at a price equal to 100% of the issue price of the Notes, plus accrued and unpaid interest on such Notes to (but excluding) the redemption date.
The Notes and related guarantees have been issued and sold only to persons reasonably believed to be (a) both qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and accredited investors within the meaning of Rule 501(a) of Regulation D under the Securities Act, and (b) “qualified purchasers” as defined under the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”), including FINRA Rule 5123. The Notes and the related guarantees have not been and will not be registered under the Securities Act or any state securities laws. As a result, they may not be offered or sold in the United States or to any U.S. persons except pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.
This press release does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This press release does not constitute a notice of redemption or an obligation to issue a notice of redemption.
About Talen
Talen Energy (NASDAQ: TLN) is a leading independent power producer and energy infrastructure company dedicated to powering the future. We own and operate approximately 13.1 gigawatts of power infrastructure in the United States, including 2.2 gigawatts of nuclear power and a significant dispatchable fossil fleet. We produce and sell electricity, capacity, and ancillary services into wholesale U.S. power markets, with our generation fleet principally located in the Mid-Atlantic, Ohio and Montana. Our team is committed to generating power safely and reliably and delivering the most value per megawatt produced. Talen is also powering the digital infrastructure revolution. We are well-positioned to serve this growing industry, as artificial intelligence data centers increasingly demand more reliable power. Talen is headquartered in Houston, Texas. For more information, visit https://www.talenenergy.com/.

Forward-Looking Statements
This communication contains forward-looking statements within the meaning of the federal securities laws, which statements are subject to substantial risks and uncertainties. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this communication, or incorporated by reference into this communication, are forward-looking statements. Throughout this communication, we have attempted to identify forward-looking statements by using words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecasts,” “goal,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” or other forms of these words or similar words or expressions or the negative thereof, although not all forward-looking statements contain these terms. Forward-looking statements address future events and conditions concerning, among other things, the proposed Acquisition, including the financing, expected timing and completion (including required regulatory approvals), and anticipated impacts thereof, the integration of and anticipated benefits from the recent Freedom and Guernsey acquisitions, earnings, litigation, regulatory matters, hedging, liquidity and capital resources, accounting matters, expectations, beliefs, plans, objectives, goals, strategies, future events or performance, shareholder returns and underlying assumptions. Forward-looking statements are subject to substantial risks and uncertainties that could cause our future business, financial condition, results of operations or performance to differ materially from our historical results or those expressed or implied in any forward-looking statement contained in this communication. All of our forward-looking statements include assumptions underlying or relating to such statements that may cause actual results to differ materially from expectations and are subject to numerous factors that present considerable risks and uncertainties.
Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements or information, whether written or oral, that may be as a result of new information, future events or otherwise.
Investor Relations
Sergio Castro
Vice President & Treasurer
(281) 203-5315
InvestorRelations@talenenergy.com

Media Contact
Taryne Williams
Director, Corporate Communications
Taryne.Williams@talenenergy.com

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